UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; change in Fiscal Year.

On October 13, 2010, at a Special Meeting of shareholders (the “Special Meeting”) one of the proposals the shareholders of Del Global Technologies Corp. (the “Registrant”) approved was an amendment (the “Charter Amendment”) to the Registrant’s Certificate of Incorporation, as amended (the “Charter”) to increase the Registrant’s authorized common stock, par value $0.10 per share (“Common Stock”), from fifty million (50,000,000) shares to one hundred million (100,000,000) shares.  The Charter Amendment was filed with the Secretary of State of New York and became effective October 13, 2010. A copy of the Charter Amendment is filed herewith as Exhibit 3.01 and is incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated September 13, 2010 for the Special Meeting.  There were 22,718,306 shares of common stock eligible to vote at the meeting.  Each of the proposals was considered and approved by the requisite majority of votes eligible to be cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

Proposal 1

Approval of the Charter Amendment.

For	Against	Abstentions	Broker Non-Votes
17,436,915	1,940,670	13,195	0

Proposal 2

Approval to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of one-for-50, at any time prior to February 28, 2011, and to effect a forward stock split of the Company’s Common Stock immediately following the reverse stock split of the Company’s Common Stock at a ratio of four-for-one, at any time prior to February 28, 2011.

For	Against	Abstentions	Broker Non-Votes
17,671,393	1,715,724	3,663	0

Proposal 3

Approval to amend the Company’s Certificate of Incorporation to change the Company’s name from “Del Global Technologies Corp.” to “DGT Holdings Corp.”

For	Against	Abstentions	Broker Non-Votes
17,891,498	1,174,045	325,237	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

3.01	Certificate of Amendment to Certificate of Incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: October 13, 2010	By:	/s/ John J. Quicke
John J. Quicke President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

3.01	Certificate of Amendment to Certificate of Incorporation, as amended.